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                                                                     EXHIBIT 4.1


                         Primecore Mortgage Trust, Inc.
                          Registration Rights Agreement

     This registration rights agreement is made and entered into as of March 30, 1999, by and among Primecore Mortgage Trust, Inc., a Maryland corporation, and the investors acquiring shares of Primecore Mortgage's Class A Convertible Preferred Stock.

     In consideration of the mutual agreements, and for or other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

Section 1. Definitions
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     In this agreement, the following terms have the following meanings:

     "affiliate" of a specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified person. For purposes of this definition, "control," when used with respect to any person means the power to direct the management and policies of that person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "common stock" shall mean Primecore Mortgage's common stock, par value $0.01 per share.

     "Company" shall mean Primecore Mortgage Trust, Inc., a Maryland corporation, and any successors.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC.

     "holders" shall be as defined in section 2(b).

     "NASD" means National Association of Securities Dealers, Inc.

     "NASDAQ/NMS shall mean Nasdaq National Market.

     "person" shall mean an individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other entity.

     "preferred stock" shall mean Primecore Mortgage's Class A Convertible Preferred Stock, par value $0.01 per share.

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     "proceeding" shall mean an action, claim, suit or proceeding, including, without limitation, an investigation or partial proceeding, such as a deposition, where commenced or threatened.

     "prospectus" shall mean the prospectus included in any registration statement, including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the registrable securities covered by the registration statement, and all other amendments and supplements to that prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in that prospectus.

     "qualified public offering" shall mean the initial sale to the public of Primecore Mortgage's common stock pursuant to a registration statement on Form S-11 or any similar form which raises in the aggregate at least $50 million of gross proceeds for Primecore Mortgage at a minimum price of $10.00 per share or the lesser amount of proceeds and price per share or both as may be approved by the holders of two-thirds of the voting power of the preferred stock.

     "registrable securities" shall mean the shares of common stock issuable upon conversion of the preferred stock following a qualified public offering until those shares of common stock shall have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering the shares, or are otherwise freely transferable by the holder without requirement of registration under the Securities Act.

     "registration statement" shall mean any registration statement of Primecore Mortgage that covers any of the registrable securities pursuant to the provisions of this agreement, including the prospectus, amendments and supplements of the registration statement and all exhibits and all material incorporated by reference or deemed to be incorporated by reference in the registration statement.

     "Rule 144" shall mean Rule 144 under the Securities Act, as that rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "shelf registration statement" shall mean the registration statement covering sales of securities of Primecore Mortgage by purchasers of the preferred stock in Primecore Mortgage's private placement closing in April 1999.

     "underwriter" shall mean any underwriter, placement agent, selling broker, dealer manager, qualified independent underwriter or similar securities industry professional.

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     "underwritten registration or underwritten offering" shall mean a registration in which securities of Primecore Mortgage are sold to an underwriter for re-offering to the public.

Section 2.  Securities Subject to this Agreement

     (a)    Registrable Securities. The securities entitled to the benefits of
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this agreement are the registrable securities.

     (b)    Holders of Registrable Securities. A person is deemed to be a holder
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of registrable securities whenever that person owns registrable securities.

Section 3.  Shelf Registration

     (a) Primecore Mortgage shall cause to be filed with the SEC within six months following the qualified public offering a shelf registration statement pursuant to Rule 415 under the Securities Act on Form S-11, or other appropriate form, for example, Form S-3 after having established eligibility requirements, to cover sales of the registrable securities. Primecore Mortgage shall use its best efforts to cause the shelf registration statement to be declared effective by the SEC as soon as practicable after the shelf registration statement is filed. Primecore Mortgage shall use its best efforts to keep the shelf registration statement continuously effective until the earlier of three years following the last sale of units in the offering or when, in the written opinion of counsel to Primecore Mortgage, registration is not required for the unrestricted resale of registrable securities entitled to registration rights under this agreement. Primecore Mortgage further agrees to use its best efforts to prevent the happening of any event that would cause the shelf registration statement to contain a material misstatement or omission or to be not effective and usable for resale of the registrable securities during the period that the shelf registration statement is required to be effective and usable.

     Upon the occurrence of any event that would cause the shelf registration statement:

          (1)  to contain a material misstatement or omission; or

          (2) to be not effective and usable for resale of registrable securities during the period that the shelf registration statement is required to be effective and usable, Primecore Mortgage shall as promptly as reasonably practicable file an amendment to the shelf registration statement, in the case of clause (1) immediately above, correcting any misstatement or omission, and in the case of either clause (1) or (2) immediately above, use its best efforts to cause the amendment to be declared effective and the shelf registration statement to become usable as soon as reasonably practicable thereafter.

     (b) If the holders of a majority of the registrable securities to be registered for resale in the shelf registration statement so elect, an offering of registrable securities pursuant to the shelf registration statement may be effected in the form of an underwritten offering. Upon the receipt of a notice of election by a majority of the registrable securities to effect an

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underwritten offering, Primecore Mortgage will notify in writing all holders whose names are not included in that notice and those non-electing holders may, within five business days of receipt of that notice, elect to be included with, and treated as, an electing holder. If the managing underwriter advises Primecore Mortgage and the holders of the registrable securities and additional securities in writing that in their opinion the amount of registrable securities and additional securities proposed to be sold in the offering exceeds the amount of registrable securities and additional securities which can be sold in the offering, there shall be included in the underwritten offering the amount of the registrable securities which in the opinion of the underwriters can be sold with the additional securities, and the amount or number of shares of the registrable securities and additional securities shall be allocated pro rata among the holders electing to participate in the underwritten offering. The holders of the registrable securities to be registered shall pay all underwriting discounts and commissions of the underwriters with respect to the sales of the registrable securities.

     (c) No holder of registrable securities may include any of its registrable securities in any shelf registration statement or underwritten offering pursuant to this agreement unless the holder furnishes to Primecore Mortgage in writing, within ten business days after receipt of a written request, information Primecore Mortgage may reasonably request for use in connection with any shelf registration statement or prospectus or preliminary prospectus.

Section 4. Hold-Back Agreements

     (a)  Restrictions on Public Sale by Holders of Registrable Securities. Each
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holder of registrable securities agrees, in connection with any underwritten offering of securities by Primecore Mortgage and in connection with any other underwritten offering, until there are no remaining registrable securities, if requested, pursuant to a timely written notice, by Primecore Mortgage or the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of its registrable securities, including a sale pursuant to Rule 144 , except as part of the underwritten offering, during the period beginning ten days before, and ending ninety days after, the closing date of the underwritten offering, unless a shorter time period is agreed to by the managing underwriter or underwriters.

     (b)  Restrictions on Public Sale by Primecore Mortgage. Primecore Mortgage
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agrees that without the written consent of the managing underwriter or underwriters in an underwritten offering of registrable securities as described in section 3, it will not effect any public or private sale or distribution of its equity securities, including a sale pursuant to Regulation D under the Securities Act, during the ten day period before, and the ninety day period beginning on, the closing date of each the underwritten offering, unless a shorter time period is agreed to by the managing underwriter or underwriters, except

 .    as part of the underwritten offering;

 .    pursuant to registrations on Form S-4 or Form S-8 or any successor form to those forms or pursuant to any unregistered offering to Primecore Mortgage's employees or

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     directors, or to employees of its subsidiaries, pursuant to any employee benefit plan, as defined in Rule 405 under the Securities Act, or dividend reinvestment plan;

 .    pursuant to the conversion of preferred stock or exercise of warrants;

 .    in connection with an exchange offer; or

 .    in connection with the acquisition of assets by Primecore Mortgage or its subsidiaries.

Section 5. Registration Procedures

     In connection with Primecore Mortgage's registration obligations pursuant to section 3, Primecore Mortgage shall effect the registration(s) to permit the sale of registrable securities in accordance with the intended method or methods of disposition, as follows:

     (a) Prepare and file with the SEC a registration statement or registration statements on the form which shall be available for the sale of registrable securities in accordance with the intended method or methods of distribution, and use its best efforts to cause the registration statement to become effective and to remain effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements, including documents that would be incorporated or deemed to be incorporated by reference, Primecore Mortgage shall notify the holders of the registrable securities covered by the registration statement, their counsel and managing underwriters, if any, of its intention to file the documents, and upon request shall furnish to those parties so requesting copies of all documents proposed to be filed, which documents will be subject to the review by the holders, their counsel and the underwriters, if any, provided, however, that Primecore Mortgage shall not be required to deliver to the holders a copy of any document that has not been materially changed from a copy of the document that was previously delivered to the holders.

     (b) Prepare and file with the SEC amendments to each registration statement as may be necessary to cause the registration statement to become effective with respect to the disposition of all securities covered by the registration statement; and cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424, or any similar provisions then in force, under the Securities Act.

     (c) Notify the selling holders of registrable securities, their counsel and the managing underwriters, if any, promptly, and, if requested, confirm that notice in writing:

          (1) when a registration statement or any amendment thereto has been filed, and, with respect to a registration statement, when the same has become effective;

          (2) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information, provided, that Primecore Mortgage shall not

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     be required to notify the holders or their counsel of all "comment" letters received by Primecore Mortgage from the SEC or to deliver copies of Primecore Mortgage's responses thereto to the holders or their counsel unless the letters request information from or about the holders;

          (3) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose;

          (4) if at any time the representations and warranties of Primecore Mortgage contained in any agreement, including any underwriting agreement, contemplated by section 5(n) below ceases to be true and correct;

          (5) of the receipt by Primecore Mortgage of any notification with respect to the suspension of the qualification or exemption from qualification of any of the registrable securities for sale in any jurisdiction, or the initiation or threat of any proceeding for that purpose; and

          (6) of the happening of any event that makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated by reference untrue in any material respect or that requires the making of any changes in the registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading.

     (d) Use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification, or exemption from qualification, of any of the registrable securities for sale in any jurisdiction.

     (e) If requested by managing underwriters, if any, or the holders of a majority of the then outstanding registrable securities being sold in connection with an underwritten offering, promptly include in a prospectus supplement or post-effective amendment information as the managing underwriters, if any, and the holders may reasonably request to permit the intended method of distribution of the securities and make all required filings of the prospectus supplement or the post-effective amendment as soon as practicable after Primecore Mortgage has received the request; provided however, that Primecore Mortgage shall not be required to take any actions under this section 5(e) that are not, in the opinion of counsel for Primecore Mortgage, in compliance with applicable law.

     (f) Furnish to a selling holder of registrable securities, their counsel and each managing underwriter, if any, without charge, at least one conformed copy of the registration statement and each post-effective amendment thereto, including financial statements, but excluding schedules, all documents incorporated or deemed to be incorporated by reference, and all exhibits, unless requested in writing by the holder, counsel or underwriter.

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     (g)  Deliver to each selling holder of registrable securities, their counsel, and the underwriters, if any, without charge, as many copies of the prospectus or prospectuses, including each form of prospectus, and each amendment or supplement thereto as they may reasonably request in connection with the distribution of the registrable securities; and Primecore Mortgage consents to the use of the prospectus and each amendment or supplement thereto by each of the selling holders of registrable securities and the underwriters, if any, in connection with the offering and sale of the registrable securities covered by the prospectus and any amendment or supplement thereto.

     (h) Use its best efforts to register or qualify, or obtain an exemption therefrom, or cooperate with the selling holders of registrable securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification, or exemption from such registration or qualification, of the registrable securities for offer and sale under the securities or "Blue Sky" laws of those jurisdictions within the United States as any seller, or underwriter, reasonably requests in writing and to keep the registration or qualification, or exemption therefrom, effective during the period the registration statement is required to be kept effective; provided, however, that Primecore Mortgage will not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified or (B) take any action that would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

     (i) Cooperate with the selling holders of registrable securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing registrable securities to be sold, which certificates shall be in a form eligible for deposit with The Depository Trust Company; and enable the registrable securities to be in denominations and registered in names as the managing underwriters, if any, or holders may request at least two business days before any sale of registrable securities in a firm commitment public offering, or in any other sale within ten business days.

     (j) Use its best efforts to cause the registrable securities covered by the registration statement to be registered with or approved by other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of the selling holder's business, in which case Primecore Mortgage will cooperate in all best respects with the filing of the registration statement and the granting of approvals as may be necessary to enable the seller or sellers or the underwriters, if any, to consummate the disposition of the registrable securities.

     (k) Upon the occurrence of any event contemplated by section 5(c)(6) above, prepare a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated by reference, or file any other required document so that, as thereafter delivered to the purchasers of the registrable securities being sold, the prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading.

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     (l)  Before the effective date of the registration statement relating to the registrable securities, provide a CUSIP number for the registrable securities.

     (m) Use its best efforts to cause all registrable securities covered by the registration statement to be authorized to be quoted on the NASDAQ/NMS or listed on a national securities exchange upon effectiveness of the shelf registration statement.

     (n) Enter into agreements, including an underwriting agreement in form, scope and substance as is customary in underwritten offerings, and take all other actions reasonably requested by the holders of a majority of the registrable securities being sold in connection therewith, including those reasonably requested by the managing underwriters, if any, to expedite or facilitate the disposition of the registrable securities, and in that connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

          (1) make representations and warranties to the holders of the registrable securities and the underwriters, if any, with respect to the business of Primecore Mortgage and its subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference, in each case, in form, substance and scope as are customarily made by users to underwriters in underwritten offerings, and if true, confirm the same if and when requested;

          (2) use its reasonable efforts to obtain opinions of counsel to Primecore Mortgage and updates thereof, which counsel and opinions in form, scope and substance, shall be reasonably satisfactory to the managing underwriters, if any, and counsel to the holders of the registrable securities being sold, addressed to each selling holder of registrable securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and other matters as may be reasonably requested by such counsel and underwriters;

          (3) use its reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of Primecore Mortgage, and, if necessary, any other independent certified public accountants of any subsidiary of Primecore Mortgage or of any business acquired by Primecore Mortgage for which financial statements and financial data are, or are required to be, included in the registration statement, addressed to each selling holder of registrable securities, unless the accountants shall be prohibited from so addressing those letters by applicable standards of the accounting profession, and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings;

          (4) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in section 7 with respect to all parties to be indemnified pursuant to that section; and

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          (5)  deliver documents and certificates as may be reasonably requested by the holders of a majority of the registrable securities being sold, their counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to section 5(n)(1) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by Primecore Mortgage. The above shall be done at each closing under any underwriting or similar agreement, or as and to the extent required.

     (o) Make available for inspection by a representative of the holders of registrable securities being sold, any underwriter participating in any disposition of registrable securities, if any, and any attorney or accountant retained by the selling holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of Primecore Mortgage and its subsidiaries, and cause the officers, directors and employees of Primecore Mortgage and its subsidiaries to supply all information in each case reasonably requested by any that representative, underwriter, attorney or accountant in connection with the registration statement; provided, however, that any information that is designated by Primecore Mortgage in writing as confidential at the time of delivery of that information shall be kept confidential by those persons unless:

          (1) disclosure of the information is required by court or administrative order;

          (2) disclosure of the information, in the opinion of counsel to such person, is required by law; or

          (3) the information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such person. Without limiting the foregoing, no information shall be used by any person as the basis for any market transactions in securities by Primecore Mortgage or its subsidiaries in violation of law.

     (p) Comply with all applicable rules and regulations of the SEC and make generally available to its securities holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158, or any similar rule promulgated under the Securities Act, no later than forty-five days after the end of any twelve month period, or ninety days after the end of any twelve month period if that period is a fiscal year, (1) commencing at the end of any fiscal quarter in which registrable securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (2) if not sold to underwriters in an offering, commencing on the first day of the first fiscal quarter of Primecore Mortgage after the effective date of the registration statement, which statements shall cover those twelve month periods.

     (q) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment.

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     (r)  Cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter, including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD.

     Primecore Mortgage may require each seller of registrable securities as to which any registration is being effected to furnish to Primecore Mortgage information regarding the seller and the distribution of the registrable securities as Primecore Mortgage may, from time to time, reasonably request in writing and Primecore Mortgage may exclude from registration the registrable securities of any seller who unreasonably fails to furnish that information within a reasonable time after receiving the request.

     Each holder of registrable securities agrees by acquisition of the registrable securities that, upon receipt of any notice from Primecore Mortgage of the happening of any event of the kind described in section 5(c)(2), (3), (5) or (6), the holder will immediately discontinue disposition of the registrable securities covered by the registration statement or prospectus until the holder's receipt of the copies of the supplemented or amended prospectus contemplated by section 5(k), or until it is advised in writing by Primecore Mortgage that the use of applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in the prospectus.

Section 6. Registration Expenses

     (a) All expenses incident to Primecore Mortgage's performance of or compliance with this agreement will be borne by Primecore Mortgage, regardless whether a registration statement filed pursuant to section 3 becomes effective, including without limitation:

          (1) all registration and filing fees and expenses associated with any SEC filing;

          (2) fees and expenses of compliance with federal securities or state blue sky laws, including fees and disbursements of counsel for the underwriters or selling holders in connection with the Blue Sky qualifications of the registrable securities pursuant to 5(h);

          (3) expenses of printing, including, without limitation, expenses of printing or engraving certificates for the registrable securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses, messenger and delivery services and telephone;

          (4) reasonable fees and disbursements of counsel for Primecore Mortgage and for the holders of the registrable securities, subject to the provisions of section 4(b);

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          (5)  fees and disbursements of all independent certified public accountants of Primecore Mortgage, including the expenses of any special audit and "cold comfort" letters required by or incident to that performance;

          (6) fees and expenses associated with any NASD filing required to be made in connection with a registration statement, including, if applicable, the fees and expenses of any "qualified independent underwriter", and its counsel, that is required to be retained in accordance with the rules and regulations of the NASD; and

          (7) fees and expenses of listing the registrable securities on any securities exchange or quotation system in accordance with section 5(m). These expenses are referred to as "registration expenses."

     Primecore Mortgage will, in any event, bear its internal expenses, including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit, rating agency fees and the fees and expenses of any person, including special experts, retained by Primecore Mortgage. The holders of the registrable securities shall bear the expense of any broker's commission or underwriters' discount or commission.

     (b) In connection with an underwritten offering pursuant to the shelf registration statement, Primecore Mortgage will reimburse the holders of registrable securities being registered pursuant to the registration statement for the fees and disbursements of not more than one counsel chosen by a majority of the holders of the for the fees and disbursements of not more than one counsel chosen by a majority of the holders of the registrable securities to be included in the registration statement; provided, however, that in the case of an underwritten offering which includes shares of common stock, such counsel shall be chosen by the holders of a majority of the shares of common stock to be included in the underwritten offering. Notwithstanding the provisions of this section 6, each holder of registrable securities shall pay all registration expenses to the extent required by applicable law.

Section 7. Indemnification

     (a) Primecore Mortgage agrees to indemnify and hold harmless each holder, referred to as an "indemnified holder", and each underwriter participating in an underwritten offering, referred to as an "indemnified underwriter", and each person that controls each indemnified holder or indemnified underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and agents, employees, officers and directors or any controlling person of any indemnified holder or indemnified underwriter from and against any and all losses, claims, damages, judgments, liabilities and expenses, including the reasonable fees and expenses of counsel and other expenses in connection with investigating, defending or setting any such action or claim, as they are incurred arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement or the prospectus, as amended or supplemented if Primecore Mortgage shall have furnished any amendments or supplements thereto, or any preliminary

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prospectus or arising out of or based upon any omission or alleged omission to state a material fact required to be stated or necessary to make the statements not misleading, except (1) Primecore Mortgage shall not be liable to any indemnified holder or indemnified underwriter in any case insofar as losses, claims, damages, judgments, liabilities or expenses arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission based upon information relating to the indemnified holder or indemnified underwriter furnished in writing by the indemnified holder or indemnified underwriter to Primecore Mortgage expressly for use, and (2) Primecore Mortgage shall not be liable to any indemnified holder or indemnified underwriter under the indemnity agreement in this section 7(a) with respect to any preliminary prospectus to the extent that any loss, claim, damage, judgment, liability or expense results solely from the fact that any indemnified holder or indemnified underwriter sold registrable securities to a person to whom there was not sent or give, at or before the written confirmation of the sale, a copy of the prospectus as then amended or supplemented, if Primecore Mortgage has previously furnished sufficient copies to the indemnified holder or indemnified underwriter.

     (b) If any action or proceeding, including any governmental or regularly investigation or proceeding, shall be brought or asserted against any indemnified holder or indemnified underwriter with respect to which indemnity may be sought against Primecore Mortgage pursuant to section 7(a) the indemnified holder or indemnified underwriter shall promptly notify Primecore Mortgage in writing, and Primecore Mortgage shall have the right to assume the defense, including the employment of counsel reasonably satisfactory of the indemnified holder or indemnified underwriter and payment of all fees and expenses; provided, however, that the omission so to notify Primecore Mortgage shall not relieve Primecore Mortgage from any liability that they may have to any indemnified holder or indemnified underwriter, except to the extent that Primecore Mortgage is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of that failure. An indemnified holder or indemnified underwriter shall have the right to employ separate counsel in any action or proceeding and to participate in the defense, but the fees and expenses of such counsel shall be at the expense of the indemnified holder or indemnified underwriter unless:

          (1) Primecore Mortgage agrees in writing to pay those fees and expenses;

          (2) Primecore Mortgage has failed to assume the defense and employ counsel satisfactory to the indemnified holder or indemnified underwriter; or

          (3) the named parties to any action or proceeding, including any impleaded parties, include both the indemnified holder or indemnified underwriter and Primecore Mortgage and the indemnified holder or indemnified underwriter shall have been advised in writing by its counsel that representation of them and Primecore Mortgage by the same counsel would be inappropriate under applicable standards of professional conduct, whether or not the representation has been proposed, due to actual or potential differing interests between them, in which case

               Primecore Mortgage shall not have the right to assume the defense of the action on behalf of the indemnified holder or indemnified underwriter.

     It is understood that Primecore Mortgage shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys, in addition to any local counsel, at any time for the indemnified holders or indemnified underwriters, which firm shall be designated in writing by the majority of holders of the registrable securities on behalf of the holders of all of the registrable securities, and that all of those fees and expenses shall be reimbursed as they are incurred. Primecore Mortgage shall not be liable for any settlement of any action effected without the written consent of Primecore Mortgage, but if settled with the written consent of Primecore Mortgage, or if there is a final judgment with respect thereto, Primecore Mortgage agrees to indemnify and hold harmless each indemnified holder or indemnified underwriter from and against any loss or liability by reason of that settlement or judgment. Primecore Mortgage shall not, without the prior written consent of each indemnified holder or indemnified underwriter affected thereby, effect any settlement of any pending or threatened proceeding in which the indemnified holder or indemnified underwriter has sought indemnity, unless the settlement includes an unconditional release of the indemnified holder or indemnified underwriter from all liability arising out of the action, claim, litigation or proceeding.

     (c) Each holder and underwriter agrees to indemnify and hold harmless Primecore Mortgage, its directors, its officers who sign the registration statement and any person controlling Primecore Mortgage within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, collectively, the "company indemnified parties", to the extent as the foregoing indemnity from Primecore Mortgage to any indemnified holder or indemnified underwriter, but only with respect to information relating to each holder or underwriter furnished to Primecore Mortgage in writing by each holder or underwriter, expressly for use in the registration statement, prospectus, or any amendment of supplement thereto, or any preliminary prospectus. In case any action shall be brought against any company indemnified party based on the registration statement, prospectus, or any amendment or supplement thereto, or any preliminary prospectus and in respect of which indemnification may be sought against each holder and underwriter pursuant to this section 7(c), each holder and underwriter shall have the rights and duties given to Primecore Mortgage by section 7(a), except that if Primecore Mortgage shall have assumed the defense, each holder and underwriter may, but shall not be required to, employ separate counsel and participate in the defense and the fees and expenses of such counsel shall be at the expense of the holder or underwriter, and Primecore Mortgage indemnified parties shall have the rights and duties given to the indemnified holders or indemnified underwriters by section 7(b).

     (d) If the indemnification provided for in this section 7 is unavailable to any party entitled to indemnification pursuant to section 7(a) or
(c), then each indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of those losses, claims, damages, judgments, liabilities and expenses (1) in the proportion as is appropriate to reflect the relative benefits received by

Primecore Mortgage on the one hand, and each indemnified holder or indemnified underwriter on the other, from the offering of the registrable securities or (2) if the allocation provided by clause (1) above is not permitted by applicable law, in the proportion as is appropriate to reflect not only the relative benefits referred to in clause (1) above but also the relative fault of Primecore Mortgage on the one hand and each indemnified holder or indemnified underwriter on the other in connection with the statement or omissions which resulted in the losses, claims, damages, judgments, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by Primecore Mortgage on the one hand and each indemnified holder or indemnified underwriter on the other shall be deemed to be in the same proportions as the total net proceeds from the offering, before deducting expenses, received by Primecore Mortgage bear to the total net discounts and commissions received by each indemnified holder or indemnified underwriter, in each case as set forth in the table on the cover page of the prospectus. The relative fault of Primecore Mortgage on the one hand each indemnified holder or indemnified underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Primecore Mortgage on the one hand or by each indemnified holder or indemnified underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the statement or omission.

     (e) Primecore Mortgage and each indemnified holder or indemnified underwriter agree that it would not be just and equitable if contribution pursuant to section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any action or claim. No person found guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person who was not found guilty of the fraudulent misrepresentation.

     (f) The indemnity and contribution agreements contained in this section 7 are in addition to any liability that any indemnifying party may otherwise have to any indemnified party.

Section 8. Participation in Underwritten Registrations

     No holder may participate in any underwritten offering unless the holder
(a) agrees to sell the holder's registrable securities on the basis provided in any underwriting arrangements approved by the persons entitled pursuant to this agreement to approve the arrangements, (b) completes and signs all questionnaires, powers of attorney, indemnities, underwriting agreements, hold-back agreements and other documents required under the terms of the underwriting arrangements, and (c) furnishes Primecore Mortgage in writing information in accordance with the second to the last paragraph of section 5 and agrees to indemnify and hold harmless Primecore Mortgage, its directors, its officers who sign the registration statement and any person controlling Primecore Mortgage within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as contemplated by section 7(c).

Section 9.  Selection of Underwriters

     The holders of registrable securities covered by a registration statement filed pursuant to section 3, who desire to do so, may sell the registrable securities in an underwritten offering. In any underwritten offering, the underwriter(s) that will administer the offering will be selected by the holders of registrable securities included in the offering holding a majority in interest of the registrable securities included in the offering; provided, however, that the underwriters must be reasonably satisfactory to Primecore Mortgage.

Section 10. Miscellaneous

     (a)  Remedies. Each holder of registrable securities, in addition to being
          --------
entitled to exercise all rights provided in this agreement and granted by law, including recovery of damages, will be entitled to specific performance of the holder's rights under this agreement. Primecore Mortgage agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this agreement and agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b)  No Inconsistent Agreements. Primecore Mortgage will not on or after
          --------------------------
the date of this agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the holders of registrable securities in this agreement or otherwise conflicts with these provisions. The rights granted to the holders of registrable securities pursuant to this agreement do not in any way conflict with and are not inconsistent with the rights granted to the holders of Primecore Mortgage's securities under any other agreements.

     (c)  Amendments and Waivers. The provisions of this agreement, including
          ----------------------
the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures with these provisions may not be given unless Primecore Mortgage has obtained the written consent of a majority of the holders of the registrable securities affected by the amendment, modification, supplement, waiver or departure. Notwithstanding the foregoing, a waiver or consent to departure from these provisions that relates exclusively to the rights of holders of registrable securities whose securities are being sold pursuant to a registration statement and that does not directly or indirectly affect the rights of other holders of registrable securities shall be valid only with the written consent of holders of at least 66-2/3% of the registrable securities being sold.

     (d)  Notices. All notices and other communications provided for or
          -------
permitted pursuant to this agreement shall be made in writing by hand-delivery, first-class mail, registered or certified, return receipt requested, telex, telecopier, or air courtier guaranteeing overnight delivery:

          (1) if to a holder of registrable securities, at the most current address given by the holder to Primecore Mortgage; and

          (2)  if to Primecore Mortgage, to

               Primecore Mortgage Trust, Inc.
               99 El Camino Real
               Menlo Park, CA 94025
               Attn:  Susan Fox, President
               Telephone:  (650) 328-3060
               Facsimile:  (650) 328-3066

               with a copy to:

               Tobin & Tobin
               500 Sansome Street, 8/th/ Floor
               San Francisco, CA 94111
               Attn:  Keith A. Kandarian
               Telephone:  (415) 433-1400
               Facsimile:  (415) 433-3883

     All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

     (e)  Successors and Assigns. This agreement shall inure to the benefit of
          ----------------------
and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, and subsequent holders of registrable securities; provided, however, that this agreement shall not inure to the benefit of or be binding upon a successor or assign of a holder of registrable securities unless and to the extent that successor or assign acquired registrable securities from the holder. If any transferee of any holder shall acquire registrable securities, in any manner, whether by operation of law or otherwise, the registrable securities shall be held subject to all of the terms of this agreement and by taking and holding the registrable securities that person shall be conclusively seemed to have agreed to be bound by and to perform all of the terms and provisions of this agreement and shall be entitled to receive its benefits.

     (f)  Counterparts. This agreement may be signed in any number of
          ------------
counterparts and by the parties hereto in separate counterparts, each of which when so signed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (g)  Headings. The headings of this agreement are for convenience of
          --------
reference only and shall not limit or otherwise affect its meaning.

     (h)  Governing law. This agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California, without regard to conflict of law rules. Any proceeding related to this agreement shall be initiated and concluded in San Mateo County.

     (i)  Severability. If any one or more of these provisions, or their
          ------------
application, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained in this agreement shall not be affected or impaired.

     (j)  Entire Agreement. This agreement is intended to be a final
          ----------------
expression of the parties' agreement and to be a complete and exclusive statement of their understanding of the subject matter. There are no restrictions, promises, warranties or undertakings, other than referred to in this agreement, with respect to the registration rights granted by Primecore Mortgage with respect to registrable securities. This agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter.

     The parties have signed this agreement as of the date first above written.

Company:                                Primecore Mortgage Trust , Inc.


                                        By  /s/ Susan Fox
                                           ------------------------------
                                           Susan Fox, President

Investors in the


Preferred Stock:                        By:  /s/ Michael Heren
                                           ------------------------------
                                           Michael Heren, As Agent
                                           Representing the Investors